                                                                      EXHIBIT 21

                    COMPUTER NETWORK TECHNOLOGY CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


CNT International Ltd.
  - Incorporated under the English Companies Act
  - d/b/a CNT International Ltd. and CNTI

CNT France S.A.
  - Incorporated under French law
  - d/b/a CNT France S.A. and CNTF

Computer Network Technology GmbH
  - Incorporated under German law

CNTFS Corporation
  - Incorporated under Virgin Islands law

CNTware Vernetzungssysteme GmbH
  - Incorporated under German law

Computer Network Technology (Asia Pacific) Pty. Ltd.
  - Incorporated under Australian law
  - d/b/a CNT A/P

CNT China Limited
  - Incorporated under Hong Kong law

CNT Japan K.K.
  - Incorporated under Japanese law

RealLegacy.com, Inc. (formerly known as CNT Acquisition I Corporation)
  - Incorporated under Minnesota law

IntelliFrame Corporation
  - Incorporated under Pennsylvania law

Computer Network Technology do Brasil Ltda.
  - Incorporated under Brazillian law